UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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HP INC.

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A Message from

Enrique Lores
HP President and CEO

December 27, 2019

Dear HP Shareholder:

We have a clear objective: to create value for HP shareholders by providing exceptional products and services to our customers and partners. It’s why you have chosen to invest in our company and it’s why we push ourselves each and every day to deliver for you.

The New Year marks the start of a new chapter in the story of HP. We are excited about our future — and eager to share that with you. I say that as someone who has devoted the past 30 years to this business. My HP story began as a university student in Spain when a group of HP engineers visited my school and opened my eyes to an incredible world of opportunity.

Since then, I’ve led teams across our Print, Personal Systems, Services and Industrial businesses. In 2015, I headed the team that separated Hewlett Packard and created the company we are today. And my enthusiasm about our future has never been greater.

We are building from a position of strength. We are one of the world’s most iconic and trusted brands. We have highly differentiated technology and intellectual property (IP). We have huge global scale and reach. And we have a strong leadership team and talent across the company that’s united behind a high-performance, purpose-driven culture. As your CEO, I’m committed to leveraging these strengths to create new sources of value in the near term and long term.

We have powerful engines of value creation that will continue to propel us forward. And we are constantly seeking new opportunities to drive value.

Advancing our leadership in Personal Systems and Print. Combined, these categories today represent a total addressable market of $485 billion. By continuing to lead with innovation, optimizing our installed base and evolving our business models, we have tremendous opportunities to capture more value.

Disrupting industries by leveraging our technology and IP in Graphics, 3D Printing and microfluidics. Collectively, these industrial businesses alone have a long-term addressable market of more than $500 billion. As we create end-to-end applications for customers, we will create highly personalized solutions and outcomes across a range of key industry verticals.

Transforming the way we work. We have implemented a new operating model that places our teams closer to our customers and partners — enabling us to meet their changing needs. At the same time, we are undergoing a restructuring that will create an estimated $1 billion of gross, annual run-rate savings by the end of FY 2022.

HP AT A GLANCE1

$59B

FY 2019 REVENUES

50,000+

EMPLOYEES

27,000+

PATENTS

~250,000

CHANNEL PARTNERS

170

GEOGRAPHIES

Print	Personal Systems	3D Print

I have great confidence in our ability to deliver sustainable, superior long-term value. My confidence stems from the track record we have established.

We have a diversified portfolio that provides multiple levers for value creation. Since the separation of Hewlett Packard in 2015, HP has met or beaten its earnings per share outlook all 16 quarters as an independent company.

•	HP is the undisputed market leader in print, with a diversified portfolio that ranks #1 or #2 in 58 of HP’s top 61 countries. We have the strongest margins in the industry and have consistently outperformed our peer set.

•	We have reinvented our Personal Systems business, growing revenue 3% in 2019 while expanding our operating profit margin and consistently outperforming the category. Here, our success continues to be driven by the best innovation and execution in the industry, bar none.

•	We have consistently increased the dividend each year since separation, including a 10% increase announced in October 2019.

•	We have built a very strong balance sheet that provides us with multiple ways to deploy capital, including increased share repurchases and value-creating M&A.

•	We are consistently recognized as one of the top companies in business. Last month, The Wall Street Journal’s annual list of the world’s 250 Best-Managed Companies ranked HP #11. And in the last few weeks, FORTUNE ranked HP #12 on its 2019 list of 100 Best Workplaces for Diversity and Newsweek ranked HP #1 on its 2020 list of America’s Most Responsible Companies.

These results reflect the kind of company we have built. One that is committed to delivering long-term value to our shareholders. And that’s exactly what you can continue to expect from me and the entire HP team.

I want to thank you for your investment and I am looking forward to our future. Because, as far as we have come as a company, I believe we have only scratched the surface of what we can achieve with our relentless drive to innovate, create and execute.

Sincerely,

Enrique Lores

President and Chief Executive Officer

#1 or #2

HP’S DIVERSIFIED
PORTFOLIO RANKING
IN 58 OF HP’S TOP 61
COUNTRIES

3%

PERSONAL SYSTEMS
REVENUE GROWTH IN
2019

#11

WORLD’S 250 BEST-
MANAGED COMPANIES

THE WALL STREET
JOURNAL, 2019

#12

100 BEST WORKPLACES
FOR DIVERSITY

FORTUNE, 2019

#1

AMERICA’S MOST
RESPONSIBLE
COMPANIES

NEWSWEEK, 2020

1  As of October 31, 2019

Important Information

HP intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2020 Annual Meeting of Stockholders. Any definitive proxy statement and a white proxy card will be mailed to HP’s stockholders. HP STOCKHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by HP may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of HP’s website at http://www.hp.com. In addition, investors and security holders will be able to obtain free copies of these documents from HP by directing a request to Investor Relations, 1501 Page Mill Road, Palo Alto, CA 94304, or by calling (650) 857-1501.

Certain Information Concerning Participants

HP and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. HP stockholders may obtain information regarding the names, affiliations and interests of HP’s directors and executive officers in HP’s Annual Report on Form 10-K for the year ended October 31, 2019, which was filed with the SEC on December 12, 2019, and its proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on February 26, 2019. To the extent holdings of HP securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement to be filed by HP with the SEC in connection with the 2020 Annual Meeting, if and when it becomes available.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief; any statements relating to the plans, strategies and objectives of management for future operations; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include factors relating to the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; successfully competing and maintaining the value proposition of HP’s products, including supplies; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the impact of changes in tax laws, including uncertainties related to the interpretation and application of the Tax Cuts and Jobs Act of 2017 on HP’s tax obligations and effective tax rate; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and HP’s other filings with the SEC.

HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at http://investor.hp.com contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated, and new information is posted.